EXHIBIT 99.1


                        INTERVEST BANCSHARES CORPORATION
                 10 ROCKEFELLER PLAZA/NEW YORK, N.Y. 10020-1903
                    TEL: (212) 218-2800/ FAX: (212) 218-2808

SUBSIDIARIES:                                       JEROME DANSKER CHAIRMAN
INTERVEST NATIONAL BANK, MEMBER FDIC                LAWRENCE G. BERGMAN DIRECTOR
BANKING OFFICES - NEW YORK / FLORIDA                LOWELL S. DANSKER DIRECTOR
          -------------
INTERVEST MORTGAGE CORPORATION


(BW) (INTERVEST-BANCSHARES) (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------

         Reports 44% Increase in Earnings for The First Quarter of 2003
         --------------------------------------------------------------

         Business Editors - New York - (Business Wire - April 14, 2003)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings in the first quarter of 2003 increased to $1,801,000, from $1,248,000 in the first quarter of 2002. Earnings per share on a diluted basis increased to $0.32 in the first quarter of 2003, from $0.30 in the first quarter of 2002. The earnings per share computation for the 2003 quarter included a higher number of common shares resulting from the exercise of common stock warrants in the latter part of 2002 and the inclusion of dilutive shares from convertible debentures outstanding.

     The Company's return on average assets and equity increased to 1.03% and 13.40%, respectively, in the first quarter of 2003, up from 0.95% and 12.23% in the first quarter of 2002.

     The improvement in quarterly earnings was attributable to growth in the Company's net interest and dividend income, which increased by $1,199,000 due to an increase in the Company's loan portfolio. This improvement was partially offset by a $322,000 increase in noninterest expenses (a large portion of which was attributable to the Company's growth in assets) and a $381,000 increase in the provision for income taxes due to higher pre-tax income.

     Total consolidated assets at March 31, 2003 increased 6% to $727,945,000, from $685,979,000 at December 31, 2002, which is reflected in the increase in the Company's loan portfolio.

     Total consolidated loans, net of unearned fees, at March 31, 2003 increased 9% to $532,592,000, from $489,912,000 at year-end 2002. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments.

     Total consolidated security investments at March 31, 2003 amounted to $138,357,000 compared to $146,802,000 at December 31, 2002. The decrease was due to maturities and early calls of securities exceeding new investments, with the redeployment of the resulting funds into loan originations. At March 31, 2003, the securities portfolio was comprised of U.S. government agency debt obligations with an average remaining maturity of approximately 1.7 years. The Company normally invests in short-to-medium term security investments to emphasize liquidity.

     Total consolidated cash and other short-term investments at March 31, 2003 amounted to $37,730,000, compared to $30,849,000 at December 31, 2002.

     Total consolidated deposits at March 31, 2003 increased 6% to $538,098,000, from $505,958,000 at December 31, 2002, primarily reflecting increases in money market and certificate of deposit accounts of $5,637,000 and $21,370,000, respectively.

     Total consolidated borrowed funds (consisting almost entirely of subordinated debentures and related interest payable) amounted to $120,138,000 at March 31, 2003, compared to $113,568,000 at December 31, 2002. The increase reflected the sale of $7,500,000 of additional debentures and a net increase of $473,000 in accrued interest payable, partially offset by principal repayments during the period of $1,400,000. The sale of debentures was made by Intervest Mortgage Corporation (the Company's subsidiary) as part of that subsidiary's normal funding of mortgage loan originations.

     Total consolidated stockholders' equity at March 31, 2003 increased to $55,000,000, from $53,126,000 at December 31, 2002. Book value per common share increased to $11.69 at March 31, 2003, from $11.30 at December 31, 2002.

     As previously announced, in December 2002, Intervest Bancshares Corporation entered into an agreement to acquire Intervest Securities Corporation, an affiliated entity that is a broker/dealer registered in nine states and is an NASD and SIPC member firm. Intervest Securities Corporation participates as a selected dealer from time to time in offerings of debt securities of the Company, primarily those of Intervest Mortgage Corporation. Pursuant to this agreement, Intervest Bancshares Corporation will acquire all the capital stock of Intervest Securities Corporation for 30,000 shares of its newly issued Class B common stock. At December 31, 2002, Intervest Securities Corporation's net assets amounted to approximately $200,000 and consisted of cash. In connection with this transaction, Intervest Bancshares Corporation was approved by the FRB to become a financial holding company under Regulation Y effective January 23, 2003. The transaction is awaiting the approval of the NASD and is expected to close in the second quarter of 2003. Intervest Securities Corporation will become a wholly owned subsidiary of Intervest Bancshares Corporation.

     Intervest Bancshares Corporation is a registered financial holding company. Its subsidiaries are Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One
Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida, and Intervest Mortgage Corporation, a mortgage investment company. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution.

     Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

     This press release may contain forward-looking information. Except for historical information, the matters discussed in this press release are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the Securities and Exchange Commission for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.


Contact: Jerome Dansker, Chairman, Intervest Bancshares Corporation 10 Rockefeller Plaza, Suite 1015,
New York, New York 10020
(212-218-2800) (Fax 212-218-2808)




              Selected Consolidated Financial Information Follows.

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------

                   Selected Consolidated Financial Information

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Quarter Ended
(Dollars in thousands, except per share amounts)                                                                  March 31,
                                                                                                     -------------------------------
                                                                                                         2003                2002
------------------------------------------------------------------------------------------------------------------------------------
Selected Operating Data:
Interest and dividend income ...............................................................         $   11,625          $    9,711
Interest expense ...........................................................................              6,788               6,073
                                                                                                     -------------------------------
Net interest and dividend income ...........................................................              4,837               3,638
Provision for loan loss reserves ...........................................................                344                 346
                                                                                                     -------------------------------
Net interest and dividend income
   after provision for loan loss reserves ..................................................              4,493               3,292
Noninterest income .........................................................................                329                 274
Noninterest expenses .......................................................................              1,784               1,462
                                                                                                     -------------------------------
Earnings before taxes ......................................................................              3,038               2,104
Provision for income taxes .................................................................              1,237                 856
                                                                                                     -------------------------------
Net earnings ...............................................................................         $    1,801          $    1,248
                                                                                                     ===============================
Basic earnings per share ...................................................................         $      .38          $      .32
Diluted earnings per share .................................................................         $      .32          $      .30
Adjusted net earnings for diluted earnings per share (1) ...................................         $    1,915          $    1,248
Weighted-average common shares and common equivalent shares outstanding for computing:
    Basic earnings per share ...............................................................          4,703,087           3,901,290
    Diluted earnings per share (2) .........................................................          5,944,406           4,165,234
Common shares outstanding at end of period .................................................          4,703,087           3,911,129
Common stock warrants outstanding at end of period .........................................          1,750,010           2,638,718

Net interest margin ........................................................................               2.85%               2.87%
Return on average assets (3) ...............................................................               1.03%               0.95%
Return on average equity (3) ...............................................................              13.40%              12.23%
Efficiency ratio (4) .......................................................................                 35%                 37%

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        At Mar 31,       At Dec 31,       At Mar 31,
                                                                                        ----------       ----------       ----------
Selected Financial Condition Information:                                                 2003              2002             2002
------------------------------------------------------------------------------------------------------------------------------------
Total assets .................................................................         $727,945          $685,979          $563,970
Total cash and short-term investments ........................................           37,730            30,849            41,781
Total time deposits with banks ...............................................            2,000                 -               150
Total securities available for sale ..........................................                -                 -             6,146
Total securities held to maturity ............................................          137,243           145,694            95,012
Total Federal Reserve Bank stock .............................................            1,114             1,108             1,104
Total loans, net of unearned fees ............................................          532,592           489,912           405,055
Total deposits ...............................................................          538,098           505,958           404,019
Total borrowed funds and related accrued interest payable ....................          120,138           113,568           106,929
Total stockholders' equity ...................................................           55,000            53,126            41,699
Total allowance for loan loss reserves .......................................            4,955             4,611             3,833
Total nonperforming loans ....................................................                -                 -             1,243
Total loan chargeoffs ........................................................                -               150                 -
Total loan recoveries ........................................................                -               107               107
Total foreclosed real estate .................................................            1,081             1,081                 -
Book value per common share ..................................................            11.69             11.30             10.66
Allowance for loan loss reserves/nonperforming loans .........................               NA                NA            308.36%
Allowance for loan loss reserves/net loans ...................................             0.93%             0.94%             0.95%
------------------------------------------------------------------------------------------------------------------------------------

(1) Net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if they were assumed converted.

(2) Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures were assumed to be exercised/converted during the period. Certain warrants are not considered in diluted EPS computations because their exercise price per share exceeded the average market price of Class A common stock during those periods as follows: Warrants to purchase 1,134,000 shares of common stock at prices ranging from $10.00 to $10.01 per share were not considered in the 2002 quarterly computation. All outstanding warrants for the 2003 quarterly computation were considered. Convertible debentures (principal and accrued interest) outstanding at March 31, 2002 totaling $9,348,000 were convertible into common stock at a price of $10.01 per share, but were not considered in the computations of diluted EPS for the 2002 quarter because they were not dilutive. For the 2003 computation, convertible debentures outstanding at March 31, 2003 totaling $10,118,000 were convertible into common stock at a price of $10.01 per share and were considered dilutive, which resulted in additional common shares of 1,011,000.

(3)  Ratios for the quarter have been annualized.

(4) Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
                        Consolidated Financial Highlights


------------------------------------------------------------------------------------------------------------------------------------
                                                                                              At or For The Period Ended
                                                                            --------------------------------------------------------
                                                                             3 Months       Year            Year           Year
                                                                              Ended         Ended           Ended         Ended
                                                                              Mar 31,       Dec 31,         Dec 31,       Dec 31,
($ in thousands, except per share amounts)                                     2003          2002            2001          2000
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Highlights:
Total assets ..........................................................   $   727,945    $   685,979    $   512,622    $   416,927
Asset growth rate .....................................................             6%            34%            23%            22%
Total loans, net ......................................................   $   532,592    $   489,912    $   368,526    $   266,326
Loan growth rate ......................................................             9%            33%            38%            25%
Total deposits ........................................................   $   538,098    $   505,958    $   362,437    $   300,241
Deposit growth rate ...................................................             6%            40%            21%            49%
Loans/deposits (Intervest National Bank) ..............................            78%            76%            79%            67%
Borrowed funds and related accrued interest payable ...................   $   120,138    $   113,568    $    99,910    $    72,813
Stockholders' equity ..................................................   $    55,000    $    53,126    $    40,395    $    36,228
Common shares outstanding (1) .........................................     4,703,087      4,703,087      3,899,629      3,899,629
Common book value per share ...........................................   $     11.69    $     11.30    $     10.36    $      9.29
Market price per common share .........................................   $     11.28    $     10.80    $      7.40    $      3.75
------------------------------------------------------------------------------------------------------------------------------------
Asset Quality Highlights
Nonperforming loans ...................................................          $  -           $  -    $     1,243           $  -
Allowance for loan loss reserves ......................................   $     4,955    $     4,611    $     3,380    $     2,768
Loan recoveries (2) ...................................................          $  -    $       107              -              -
Loan chargeoffs (3) ...................................................          $  -    $       150              -              -
Foreclosed real estate ................................................   $     1,081    $     1,081              -              -
Allowance for loan losses reserves/net loans ..........................          0.93%          0.94%          0.92%          1.04%
------------------------------------------------------------------------------------------------------------------------------------
Statement of Operations Highlights:
Interest and dividend income ..........................................   $    11,625    $    43,479    $    35,462    $    31,908
Interest expense ......................................................         6,788         26,325         24,714         23,325
                                                                          ----------------------------------------------------------
Net interest and dividend income ......................................         4,837         17,154         10,748          8,583
Provision for loan loss reserves ......................................           344          1,274            612            275
Noninterest income ....................................................           329          2,218          1,655            983
Noninterest expenses ..................................................         1,784          6,479          5,303          4,568
Provision for income taxes ............................................         1,237          4,713          2,710          1,909
                                                                          ----------------------------------------------------------
Earnings before extraordinary item ....................................         1,801          6,906          3,778          2,814
Extraordinary item, net of tax (4) ....................................             -              -              -           (206)
                                                                          ----------------------------------------------------------
Net earnings ..........................................................   $     1,801    $     6,906    $     3,778    $     2,608
                                                                          ----------------------------------------------------------
Basic earnings per share ..............................................   $       .38    $      1.71    $       .97    $       .67
Diluted earnings per share ............................................   $       .32    $      1.37    $       .97    $       .67
Adjusted net earnings  used to calculate  diluted  earnings per share .   $     1,915    $     7,342    $     3,778    $     2,608
Average common shares used to calculate:
     Basic earnings per share .........................................     4,703,087      4,043,619      3,899,629      3,884,560
     Diluted earnings per share .......................................     5,944,406      5,348,121      3,899,629      3,884,560
Net interest margin ...................................................          2.85%          2.88%          2.47%          2.34%
Return on average assets (5) ..........................................          1.03%          1.13%          0.85%          0.69%
Return on average equity (5) ..........................................         13.40%         15.56%          9.94%          7.48%
Efficiency ratio (6) ..................................................            35%            33%            43%            48%
Full-service banking offices ..........................................             6              6              6              6
------------------------------------------------------------------------------------------------------------------------------------

(1) The increase in shares outstanding in 2002 was due to the exercise of Class A common stock warrants.
(2) The amount for 2002 represents proceeds received from the sale of collateral from a loan which was charged off prior to 1997.
(3) The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.
(4)  Represents a charge, net of taxes, from the early retirement of debentures.
(5)  The returns for the quarter have been annualized.
(6) Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.



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